SCHEDULE 14A INFORMATION

        Proxy Statement Pursuant to Section 14(a) of the Securities
                 Exchange Act of 1934 (Amendment No.    )


Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement        [_]  CONFIDENTIAL, FOR USE OF THE
                                             COMMISSION ONLY (AS PERMITTED
                                             BY RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12


                 Interstate National Dealer Services, Inc.
- ---------------------------------------------------------------------------
             (Name of Registrant as Specified In Its Charter)


- ---------------------------------------------------------------------------
 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
     ----------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
     ----------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
     ----------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:
     ----------------------------------------------------------------------

     (5)  Total fee paid:
     ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:
     ----------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:
     ----------------------------------------------------------------------

     (3)  Filing Party:
     ----------------------------------------------------------------------

     (4)  Date Filed:
     ----------------------------------------------------------------------

                  INTERSTATE NATIONAL DEALER SERVICES, INC.
                               The Omni, Suite 700
                          333 Earle Ovington Boulevard
                          Mitchel Field, New York 11553



                                                                  March 9, 2001



Dear Stockholder:

      You  are  cordially   invited  to  attend  the  2001  annual   meeting  of
stockholders which will be held on Thursday, April 12, 2001, beginning at 11:00 a.m. at the Long Island Marriott, 101 James Doolittle Blvd., Uniondale, New York 11553.

      Information  about  the  meeting  and the  various  matters  on which  the stockholders will act is included in the Notice of Annual Meeting of Stockholders and Proxy Statement which follow. Also included is a Proxy Card and postage paid return envelope.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend, we hope that you will complete and return your Proxy Card in the enclosed envelope as promptly as possible.

                                   Sincerely,




                                 Chester J. Luby
                                    Chairman

                   INTERSTATE NATIONAL DEALER SERVICES, INC.


--------------------------------------------------------------------------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To Be Held on April 12, 2001

--------------------------------------------------------------------------------



      The annual meeting of stockholders of Interstate National Dealer Services, Inc. (the "Company") will be held at the Long Island Marriott, 101 James Doolittle Blvd., Uniondale, New York 11553 on Thursday, April 12, 2001, at 11:00 a.m., local time, for the following purposes:

      1. To elect two directors for a term expiring at the 2004 annual meeting of stockholders.

      2. To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.

      The Board of Directors has fixed March 9, 2001 as the record date for determining the stockholders entitled to receive notice of and to vote at the meeting.

      STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON.

      YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                    By Order of the Board of Directors




                                    Zvi D. Sprung
                                    Secretary

March 9, 2001
Mitchel Field, New York

                   INTERSTATE NATIONAL DEALER SERVICES, INC.
                               The Omni, Suite 700
                          333 Earle Ovington Boulevard
                          Mitchel Field, New York 11553


                                 PROXY STATEMENT

                         Annual Meeting of Stockholders
                                 April 12, 2001


                                  INTRODUCTION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Interstate National Dealer Services, Inc., a Delaware corporation (the "Company"), of proxies from the holders of the Company's issued and outstanding shares of common stock, $.01 par value per share (the "Shares"), to be exercised at the Annual Meeting of Stockholders to be held on Thursday, April 12, 2001 at the Long Island Marriott, 101 James Doolittle Blvd., Uniondale, New York 11553 at 11:00 a.m. local time, and any adjournment(s) or postponement(s) of such meeting (the "Annual Meeting"), for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

      This Proxy Statement and enclosed form of proxy are first being mailed to the stockholders of the Company on or about March 9, 2001.

      At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following proposals:

           1.   The election of two directors; and

           2.   Such other  business  as may  properly  come  before the Annual
      Meeting.

      Only the holders of record of the Shares at the close of business on March 9, 2001 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. Each Share is entitled to one vote on all matters. As of the Record Date, 4,175,749 Shares were outstanding.

      A majority of the Shares outstanding must be represented at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business at the Annual Meeting.

      In order to be elected as a director, a nominee must receive a plurality of all the votes cast at the Annual Meeting. For purposes of calculating votes cast, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the election of directors.

      It should be noted that all of the directors and executive officers of the Company, who with their family members collectively own or hold proxies to vote approximately 24.0% of the Shares outstanding as of March 9, 2001, have advised the Company that they intend to vote in favor of the nominees for director.

      The Shares represented by all properly executed proxies returned to the Company will be voted at the Annual Meeting as indicated or, if no instruction is given, in favor of all proposals. As to any other business which may properly come before the Annual Meeting, all properly executed proxies will be voted by the persons named therein in accordance with their best judgment. The Company does not presently know of any other business which may come before the Annual Meeting. Any person giving a proxy has the right to revoke it at any time before it is exercised (a) by filing with the Secretary of the Company a duly signed revocation or a proxy bearing a later date or (b) by electing to vote in person at the Annual Meeting. Mere attendance at the Annual Meeting will not serve to revoke a proxy.

      NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROXY STATEMENT, AND, IF GIVEN OR MADE, SUCH INFORMATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED AND THE DELIVERY OF THIS PROXY STATEMENT SHALL, UNDER NO CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

Nomination and Election of Two Directors

      The Company's Board of Directors (the "Board") currently consists of five members. The directors are divided into three classes, consisting of two members (the "Class I Directors") whose terms will expire at this Annual Meeting, one member (the "Class II Director") whose term will expire at the 2002 annual meeting of stockholders, and two members (the "Class III Directors") whose terms will expire at the 2003 annual meeting of stockholders.

      Pursuant to the Company's Amended and Restated Certificate of Incorporation, at each Annual Meeting the successors to the class of directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Accordingly, at the Annual Meeting, the Class I Directors will be elected to hold office for a term of three years until the annual meeting of stockholders to be held in 2004, and until their respective successors are duly elected and qualified.

      Except where otherwise instructed, proxies solicited by this Proxy Statement will be voted for the election of the Board's nominees listed below. Each such nominee has consented to be named in this Proxy Statement and to continue to serve as a director if elected.

Nominees for Election as Directors

      The information below relating to the nominees for election as directors and for each of the other directors whose terms of office continue after the Annual Meeting has been furnished to the Company by the respective individuals. Other than Chester Luby and Cindy Luby, who are father and daughter, none of the directors or executive officers of the Company are related.

    Cindy H. Luby, age 46, was elected President and Chief Operating Officer of the Company in December 1995 and has been a director of the Company since its inception. Ms. Luby was Vice President, Chief Financial Officer, Treasurer and Secretary of the Company from its inception in 1991 until December 1995. Prior thereto, for more than five years, Ms. Luby was a vice president of Agency, Target and DESI. Ms. Luby is a licensed life and property and casualty insurance agent and is a graduate of Wellesley College and General Motors School of Merchandising and Management. Ms. Luby is a Class I Director.

    William H. Brown, age 70, has been President of Leroy Holdings, Inc., a privately held vehicle leasing company, for more than five years. He has been a director of the Company since September 1994. Mr. Brown is a Class I Director.






  THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF CINDY H. LUBY AND WILLIAM H. BROWN FOR A THREE YEAR TERM EXPIRING AT THE ANNUAL MEETING TO BE
                                  HELD IN 2004.

Other Directors whose Terms of Office Continue after the Annual Meeting


      Information concerning the other directors whose terms do not expire at the Annual Meeting is set forth below.

    Chester J. Luby, age 69, has been the Chairman, Chief Executive Officer, a director and a principal stockholder of the Company since its inception in 1991. Prior thereto, for more than five years, Mr. Luby was the president and a principal stockholder of Target Agency, Inc. ("Agency"), Target Insurance Ltd., a Bermuda joint stock company ("Target"), and Dealers Extended Services, Inc. ("DESI"), private companies involved in various aspects of the insurance business. Mr. Luby is a graduate of the University of Chicago and Yale Law School and a member of the New York and Florida bars. Mr. Luby is a Class III Director.

    Donald Kirsch, age 69, is Chairman and President of The Wall Street Group, Inc. and President and Chief Executive Officer of Wall Street Consultants, Inc., financial consulting and financial public relations firms, positions he has held for more than five years. He has been a director of the Company since December 1996. Mr. Kirsch is a Class III Director.

    Harvey Granat, age 63, has been the President and Chief Executive Officer of Sterling/Carl Marks Capital, Inc. ("Sterling"), a Small Business Investment Company, since 1988. Prior to joining Sterling, Mr. Granat was the President and Chief Executive Officer of Sussex Leasing Corp., an equipment leasing company. He has been a director of the Company since January 1999. Mr. Granat is a Class II Director.

Board of Directors' Meetings

      During the Company's fiscal year ended October 31, 2000, the Board held five meetings.

Board Committees

      The Board has an Audit Committee, a Stock Option Committee and a Compensation Committee. The members of the Audit Committee are Messrs. Donald Kirsch, William H. Brown and Harvey Granat. The members of the Stock Option Committee and the Compensation Committee are Messrs. William Brown and Donald Kirsch. The Board does not have a nominating committee or a committee performing the functions of a nominating committee; the Board performs the functions of such a committee.

      The function of the Audit Committee is to review the results and scope of the audits and other services provided by the Company's independent public accountants. The Audit Committee also reviews related party transactions. No member of the Audit Committee is an employee of the Company. The Audit Committee met twice during the fiscal year ended October 31, 2000.

      The Audit Committee acts pursuant to the Audit Committee Charter, a copy of which is attached to this Proxy Statement, that was adopted by the Board of Directors on April 12, 2000. Each of the members of the Audit Committee qualifies as an "independent" director under the current listing standards of the National Association of Securities Dealers.

      The Stock Option Committee is responsible for administering the Company's Amended and Restated 1993 Stock Option Plan, as amended, and the Company's 1996 Incentive Plan (the "Incentive Plan"). The Stock Option Committee met once during the fiscal year ended October 31, 2000.

      The Compensation Committee determines and reviews the compensation of the Company's senior management. The Compensation Committee met once during the fiscal year ended October 31, 2000.

Directors' Compensation

      Each non-employee director of the Company receives a fee of (i) $1,000 for in-person attendance at each Board meeting and each committee meeting held separate from a Board meeting; (ii) $500 for in-person attendance at each committee meeting held in conjunction with a Board meeting; and (iii) one-half of the regular fee for attendance at each telephonic Board or committee meeting. In addition, each non-employee director of the Company is entitled, pursuant to the provisions of the Incentive Plan, to an automatic grant of an option to purchase 15,000 Shares upon the adoption of the Incentive Plan or their election to the Board. In addition, the Company reimburses all of its directors for travel expenses incurred in connection with their activities on behalf of the Company. Directors who are employees of the Company do not receive any additional compensation by reason of their service as directors.

    As of March 9, 2001, Messrs. Brown and Kirsch had options under the Incentive Plan to purchase 10,000 and 15,000 Shares, respectively, all of which are currently exercisable. As of March 9, 2001, Mr. Granat had options under the Incentive Plan to purchase 15,000 Shares, 6,000 of which are currently exercisable and the balance of which become exercisable at the rate of 3,000 Shares per year.


                               EXECUTIVE OFFICERS

      The following information is provided with respect to the executive officers of the Company. Executive officers are chosen by and serve at the discretion of the Board.

      Chester J. Luby, Chairman and Chief Executive Officer. Biographical information regarding Mr. Luby is set forth under "Proposal I - Election of Directors".

      Cindy H. Luby, President and Chief Operating Officer. Biographical information regarding Ms. Luby is set forth under "Proposal I - Election of Directors."

    Lawrence J. Altman, age 53, was elected Senior Vice President, Marketing, of the Company in April 1997. Mr. Altman was Vice President, Marketing, of the Company since its inception in 1991 until April 1997. Prior thereto, for more than five years, Mr. Altman was a vice president of Agency and DESI. From 1973 to the present, Mr. Altman has been in the vehicle service contract industry as an employee of companies selling or designing, marketing and administering such contracts as well as an independent agent marketing such contracts.

    Zvi D. Sprung, age 51, joined the Company in August 1995 as Controller and was elected Chief Financial Officer, Treasurer and Secretary in December 1995. Prior to joining the Company, Mr. Sprung was Controller of Advanced Media, Inc. from March 1994 to August 1995. Prior thereto, Mr. Sprung was Chief Financial Officer of Pharmhouse Corp. from 1992 to 1994 and Controller of Long Lake Energy Corporation from 1987 to 1992. Mr. Sprung is a Certified Public Accountant in the State of New York.


                             EXECUTIVE COMPENSATION

    The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company's Chief Executive Officer and to its executive officers whose salaries and bonuses exceeded $100,000 during the fiscal year ended October 31, 2000 (the "Named Executives"). The Company did not grant any restricted stock awards or stock appreciation rights or make any long-term incentive plan payouts during the years indicated.

                           Summary Compensation Table


                                                 Long-Term
                                                 Compensation
                Fiscal Year  Annual Compensation Securities
   Name and        Ended                        Underlying   All Other
   Principal      October     Salary    Bonus     Options   Compensation
    Position         31,                                         (4)

Chester J. Luby (1) 2000    $250,000  $165,367        -       $62,865
Chairman and Chief  1999     250,000   208,313        -        62,865
Executive Officer   1998     200,000   181,500     25,000      62,865


Cindy H. Luby (2)   2000     175,000   128,620    100,000         -
President and Chief 1999     175,000   162,125       -            -
Operating Officer   1998     125,000   141,100     31,000         -


Lawrence J.Altman(3)2000     247,949      -          -            -
Senior Vice         1999     244,134      -          -            -
 President,         1998     217,464      -         6,000         -
  Marketing

Zvi D. Sprung       2000     109,835      -         3,000         -
Chief Financial     1999      99,923      -          -            -
Officer, Treasurer  1998      91,846      -         5,000         -
and Secretary




(1) Annual  compensation  paid to Mr.  Luby was  pursuant  to an Amended  and
    Restated  Employment   Agreement  dated  November  1,  1998  between  the
    Company and Mr. Luby.

(2) Annual compensation paid to Ms. Luby was pursuant to an Amended and Restated Employment Agreement dated November 1, 1998 between the Company and Ms. Luby. The Company has a loan outstanding to Ms. Luby in the amount of $20,000. In April 1997, the Company provided a loan to Ms. Luby in the amount of $110,000 to assist her in the purchase of a new residence in close proximity to the Company's offices. The loan bears interest, payable quarterly in arrears, at 7% per annum, is unsecured, and is due and payable in full April 2002. The loan may be prepaid by Ms. Luby in whole or in part at any time. To date, Ms. Luby has prepaid $90,000 of the loan.

(3) Annual compensation paid to Mr. Altman was pursuant to an Amended and Restated Employment Agreement dated February 1, 1999 between the Company and Mr. Altman.

(4) Amount represents split dollar life insurance premiums paid by the Company for the benefit of Mr. Luby. This amount will be reimbursed to the Company in the event of Mr. Luby's death or the termination of his employment agreement under certain circumstances. Amount does not include certain other personal benefits, the total value of which was less than the lesser of $50,000 or ten percent of the total salary and bonus paid or accrued by the Company for services rendered by such officer during the fiscal year indicated.

    The following table sets forth certain information concerning options granted during the fiscal year ended October 31, 2000 to the Named Executives. The Company did not grant any stock appreciation rights during the fiscal year ended October 31, 2000.


                        Option Grants in Last Fiscal Year


                      Number of  Percentage of
                     Securities  Total Option
                     Underlying  Shares Granted   Exercise
                      Options    Employees In       Price     Experiation
  Name                Granted    Fiscal 2000      Per Share      Date


  Chester J. Luby         -            -             -           -
  Cindy H.Luby  (1)    100,000       78.13%        $5.01       5/4/10
  Lawrence J. Altman      -            -             -           -
  Zvi D. Sprung (2)     3,000         2.34%        $5.01       5/4/10

(1)  Grant became exercisable in May 2000.
(2) Grant becomes exercisable in May 2001, at an annual rate of 20% of the underlying shares of Common Stock.


 The following table sets forth information concerning the exercise of stock options by the Named Executives during the fiscal year ended October 31, 2000 and the value of unexercised options as of October 31, 2000 held by the Named Executives.


       Aggregated Option Exercises in Last Fiscal Year
                                       and
                          Fiscal Year End Option Values



              Shares              Number of Securities    Value of Unexercised
             Acquired     Value   Underlying Unexercised  In-the-Money Options
            on Exercise Realized   Options at October    at October 31, 2000(1)
                                       31,2000
                                  Exercis-  Unexercis-   Exercis-    Unexercis-
Name                                able        able       able          able

Chester J. Luby  -          -      221,000      4,000    $440,066     $ 16,803
Cindy H. Luby    -          -      291,834      4,000     446,322       17,065
Lawrence J.
 Altman        3,400     $15,854    32,000      8,900      78,207       10,957
Zvi D. Sprung    -          -       13,500     10,900      14,207        9,952

(1) Based on the closing price of the Common Stock on NASDAQ on October 31, 2000.

Stock Option Plan

    The Company's Amended and Restated 1993 Stock Option Plan, as amended (the "Option Plan"), is designed to attract, retain and motivate key employees by granting them options. The Option Plan provides for the grant of a maximum of 344,000 Shares and permits the granting of options to employees which are either "incentive stock options" ("ISOs") meeting the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or "nonqualified stock options" ("NSOs"). The Option Plan is administered by a Stock Option and Compensation Committee of the Board established for such purpose and consisting of Donald Kirsch and William Brown, independent directors of the Board. Subject to the terms of the Option Plan, such Committee determines the recipients of options and the number of options to be granted under the Option Plan. The Option Plan also provides for the Stock Option and Compensation Committee to establish an exercise price for ISOs and NSOs that is not less than the fair market value per share at the date of grant. As of March 9, 2001, options to purchase 216,401 Shares were outstanding under the Option Plan, all of which are exercisable. Under the Option Plan, a total of 12,400 additional options may be granted.

Incentive Plan

    The Company's Incentive Plan is designed to assist the Company in attracting and retaining selected individuals to serve as directors, officers, consultants, advisors and employees of the Company who will contribute to the Company's long-term success. The Incentive Plan authorizes the granting of incentive awards through grants of options, grants of share appreciation rights, grants of share purchase awards and grants of restricted Shares (collectively, "Awards"). The Incentive Plan provides for the grant of a maximum of 300,000 Shares and permits the granting of options which are either ISOs meeting the requirements of Section 422 of the Code, or NSOs. The Incentive Plan is administered by the Stock Option Committee which determines the recipients of awards to be granted under the Incentive Plan.

    In addition to grants of discretionary awards by the Stock Option Committee, the Incentive Plan provides for automatic grants of options to purchase 15,000 Shares to all independent directors (as defined in the Incentive Plan) at an exercise price equal to the fair market value of the Shares, upon the appointment of an independent director to the Board. As of March 9, 2001, options to purchase 226,800 Shares were outstanding under the Incentive Plan, 148,800 of which are exercisable.

Employment Agreements

    On November 1, 1998, the Company entered into an Amended and Restated Employment Agreement with Chester J. Luby providing for his employment as Chairman of the Board of Directors and Chief Executive Officer of the Company. This agreement terminates on December 31, 2010, however, it is automatically extended for additional one-year periods unless either the Company or Mr. Luby provides prior written notice not to extend the agreement.

    Mr. Luby is to be paid an annual salary of $250,000, which may be increased annually in the discretion of the Board. Mr. Luby is also entitled to receive an annual bonus on account of each fiscal year equal to the greater of $150,000 or 4-1/2% of the Company's earnings before interest expense and taxes for the fiscal year. In addition to his annual salary and bonus, Mr. Luby may also be paid an annual performance bonus in the discretion of the Board in an amount, if any, determined at the sole discretion of the members of the Board. Mr. Luby's

"Total Compensation" (as defined in the employment agreement) for any fiscal year is defined as the sum of his annual salary, annual bonus and annual performance bonus (if any) for that fiscal year.

    Under the terms of his employment agreement, Mr. Luby is entitled to the use of a leased car and reimbursement for all operating expenses for such car, reimbursement for travel expenses incurred in attending conferences and meetings of certain trade associations and certain other business and employment related expenses, and premium payments for split dollar life insurance policies for the benefit of Mr. Luby and his family. With respect to the split-dollar life insurance policies, the premium payments made by the Company are recorded as non-interest bearing loans and total approximately $374,000 as of October 31, 2000. This amount will be reimbursed to the Company in the event of Mr. Luby's death or the termination of his employment agreement under certain circumstances.

    If Mr. Luby dies during the term of his employment agreement, the Company will pay to his estate a death benefit in an amount equal to five times Mr. Luby's annual salary for the Company's most recent fiscal year immediately prior to his death. If Mr. Luby's employment is terminated because he becomes disabled, the Company will pay him disability benefits equal to fifty percent (50%) of his average Total Compensation during the three most recent fiscal years prior to his disability. This annual disability benefit is payable until Mr. Luby's death. If Mr. Luby terminates his employment with the Company for "good reason" (as defined in the agreement), or if the Company terminates his employment other than for "proper cause" (as defined in the agreement) or disability, then he is entitled to be paid the amount of his Total Compensation for the Company's most recent fiscal year immediately prior to his termination multiplied by a factor equal to the greater of two (2) or the number of years (including fractions) remaining in the term of his agreement. If Mr. Luby retires during the term of his agreement, he is to be paid retirement benefits equal to fifty percent (50%) of his Total Compensation for the Company's most recent fiscal year prior to his retirement. This annual retirement benefit is payable until Mr. Luby's death. If Mr. Luby is an employee of the Company immediately prior to a "Change in Control" of the Company, as defined in the agreement, all stock options he owns immediately vest and become exercisable. In addition, the Company is required to pay Mr. Luby an amount equal to the number of Shares underlying his options multiplied by the amount, if any, by which the lesser of (i) the exercise price of Mr. Luby's options or (ii) the closing price of the Company's Shares on the date of the Change in Control, exceeds the average closing price of the Company's Shares during the period beginning 180 days and ending 150 days prior to the date of the Change in Control. Upon receipt of this payment from the Company, Mr. Luby may then retain or exercise his options. Alternatively, Mr. Luby may forfeit his options to the Company in exchange for payment equal to the difference between the closing price of the Company's Shares on the date of the Change in Control and the exercise price of his options.

    Mr. Luby's employment agreement also contains a three year "non-compete" clause. This clause does not apply in the event that Mr. Luby terminates his employment with the Company for good reason or if the Company terminates Mr. Luby's employment for reasons other than disability or "proper cause," as defined in the agreement.

    On November 1, 1998, the Company entered into an Amended and Restated Employment Agreement with Cindy H. Luby providing for her employment as President and Chief Operating Officer of the Company. This agreement terminates on December 31, 2010, however, it is automatically extended for additional one-year periods unless either the Company or Ms. Luby provides prior written notice not to extend the agreement.

    Ms. Luby is to be paid an annual salary of $175,000, which may be increased annually in the discretion of the Board. Ms. Luby is also entitled to an annual bonus on account of each fiscal year equal to the greater of $100,000 or 3-1/2% of the Company's earnings before interest expense and taxes for the fiscal year. In addition to her annual salary and bonus, Ms. Luby may also be paid an annual performance bonus in the discretion of the Board in an amount, if any, determined at the sole discretion of the members of the Board. Ms. Luby's Total Compensation for any fiscal year is defined as the sum of her annual salary, annual bonus and annual performance bonus (if any) for that fiscal year.

    Under the terms of her employment agreement, Ms. Luby is entitled to the use of a leased car and reimbursement for all operating expenses for such car and reimbursement for business expenses and employment related expenses, including travel expenses incurred in attending conferences and meetings of certain trade associations and dues of certain associations.

    If Ms. Luby dies during the term of her employment agreement, the Company will pay to her estate a death benefit in an amount equal to five times Ms. Luby's annual salary for the Company's most recent fiscal year immediately prior to her death. If Ms. Luby's employment is terminated because she becomes disabled, the Company will pay her disability benefits equal to fifty percent (50%) of her average Total Compensation during the three most recent fiscal years prior to her disability. This annual disability benefit is payable for the longer of two (2) years or the balance of the term of her employment agreement. If Ms. Luby terminates her employment with the Company for "good reason", or if her employment is terminated by the Company for reasons other than "proper cause" or disability, then she is entitled to be paid the amount of her Total Compensation for the Company's most recent fiscal year immediately prior to the termination multiplied by a factor equal to the greater of two (2) or the number of years (including fractions) remaining in the term of her agreement. If Ms. Luby retires during the term of her agreement, she is to be paid retirement benefits equal to fifty percent (50%) of her Total Compensation for the Company's most recent fiscal year prior to her retirement. The annual retirement benefit is payable until Ms. Luby's death. If Ms. Luby is an employee of the Company immediately prior to a Change in Control of the Company, all stock options she owns immediately vest and become exercisable. In addition, the Company is required to pay Ms. Luby an amount equal to the number of Shares underlying her options multiplied by the amount, if any, by which the lesser of
(i) the exercise price of Ms. Luby's options or (ii) the closing price of the Company's Shares on the date of the Change in Control, exceeds the average closing price of the Company's Shares during the period beginning 180 days and ending 150 days prior to the date of the Change in Control. Upon receipt of this payment from the Company, Ms. Luby may then retain or exercise her options. Alternatively, Ms. Luby may forfeit her options to the Company in exchange for payment equal to the difference between the closing price of the Company's Shares on the date of the Change in Control and the exercise price of her options.

    Ms. Luby's employment agreement also contains a three year "non-compete" clause. This clause does not apply in the event that Ms. Luby terminates her employment with the Company for good reason or if the Company terminates Ms. Luby's employment for reasons other than disability or proper cause.

    On February 1, 1999, the Company entered into an Amended and Restated Employment Agreement with Lawrence J. Altman providing for his employment as Senior Vice President, Marketing, of the Company. This agreement terminates on January 31, 2004.

    Mr. Altman is to be paid an annual salary of $70,710, which may be increased annually in the discretion of the Company. Mr. Altman is also entitled to receive monthly commissions equal to 2% of (i) all administrative fees for vehicle service contracts and vehicle warranties paid to the Company during each calendar month minus (ii) the aggregate selling expenses incurred by the Company for such month minus (iii ) $150,000. In addition to his annual salary and monthly commissions, Mr. Altman may also be paid an annual performance bonus in an amount, if any, determined at the sole discretion of the members of the Board. Mr. Altman's "Total Compensation" (as defined in the employment agreement) for any fiscal year is defined as the sum of his annual salary, monthly commissions and annual performance bonus (if any) for that fiscal year.

    If Mr. Altman dies during the term of his employment agreement, the Company will pay to his estate a death benefit in an amount equal to the Total Compensation paid to Mr. Altman for the Company's most recent fiscal year prior to his death. If Mr. Altman's employment is terminated because he becomes disabled, the Company will pay him disability benefits equal to fifty percent (50%) of his Total Compensation for the Company's most recent fiscal year immediately prior to Mr. Altman's disability termination. Such disability benefits are to be paid for the longer of two years or the balance of the term of the agreement. If Mr. Altman terminates his employment by the Company for "good reason" or if the Company terminates his employment other than for "proper cause" or disability, then he is entitled to be paid the amount of his Total Compensation for the Company's most recent fiscal year multiplied by a factor of two.
    If Mr. Altman is an employee of the Company immediately prior to a "Change in Control" of the Company, all stock options he owns immediately vest and become exercisable. In addition, the Company is required to pay Mr. Altman an amount equal to the number of Shares underlying his options multiplied by the amount, if any, by which the lesser of (i) the exercise price of Mr. Altman's options or (ii) the closing price of the Company's Shares on the date of the Change in Control exceeds the average closing price of the Company's Shares during the period beginning 180 days and ending 150 days prior to the date of the Change in Control. Upon receipt of this payment from the Company, Mr. Altman may then retain or exercise his options. Alternately, Mr. Altman may forfeit his options to the Company in exchange for payment equal to the difference between the closing price of the Company's Shares on the date of the Change in Control and the exercise price of his options.

    Mr. Altman's employment agreement contains a two year non-compete clause. This clause does not apply in the event that Mr. Altman terminates his employment with the Company for good reason or if the Company terminates Mr. Altman's employment for reasons other than disability or proper cause.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

    The members of the Company's Compensation Committee for fiscal year ended October 31, 2000 were William Brown and Donald Kirsch. All members are non-employee directors of the Company and none has any direct or indirect material interest in or relationship with the Company outside of his or her position as a director. To the Company's knowledge, there were no other interrelationships involving members of the Compensation Committee or other directors of the Company requiring disclosure.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

    Although all final decisions regarding compensation of senior executive officers, other than those relating to grants of awards under the Option Plan and the Incentive Plan, which are made by the Stock Option Committee (which has the same members as the Compensation Committee), are made by the Board, the Board takes into consideration the recommendations of its Compensation Committee in making such decisions. The Compensation Committee is responsible for conducting annual reviews of the compensation package provided to the Company's Chief Executive Officer and all other senior executive officers of the Company, as well as the general compensation policies of the Company. Such annual review includes a comparison of the Company's executive compensation, corporate performance, growth, share appreciation and total return to the stockholders with that of similar companies, and a comparison of actual comparable performance with internal targets and plans. In addition, the Compensation Committee in preparing its recommendations to the Board with respect to executive compensation will generally take into account and give substantial weight to the Chief Executive Officer's recommendations relating to compensation to be paid to executive officers other than himself. The Compensation Committee's objective is to provide compensation that is fair and equitable to both the employee and the Company and that provides appropriate incentives to the employee. Consideration is given to the employee's overall responsibilities, business experience, job performance, technical expertise and their resultant combined value to the Company's long-term performance and growth.

    The Company's executive officer compensation program, administered by the Compensation Committee of the Board, is based upon the following guiding principles:

1. Competitive pay and benefits that allow the Company to attract and retain people with the skills critical to the long-term success of the Company.

2.  Motivate  and  reward   individual  and  team   performance  in
attaining business objectives and maximizing stockholder value.

3. Include the granting of equity-based awards so as to align the interests of executive officers with those of the stockholders.

    The key elements of the Company's executive compensation package consist of base salary, annual bonus and stock options. The Company's policies with respect to each of these elements are discussed below. In addition, while the elements of compensation described below are considered separately, the Compensation
Committee also considers and will continue to review the full compensation package provided by the Company to the individual, including severance, pension, insurance and other benefits.

Base Salaries. An executive officer's base salary is determined by evaluating the responsibilities of the position held, the individual's experience and the competitive marketplace for executive talent. The base salary, taken in the context of the executive's entire compensation package, is intended to be competitive with base salaries paid to executive officers with comparable qualifications, experience and responsibilities at other similar companies.

Annual Bonuses. In addition to a base salary, Chester Luby, the Company's Chairman of the Board and Chief Executive Officer, has historically been paid an annual cash bonus equal to 4-1/2% of the Company's earnings before interest and taxes for the previous fiscal year. Similarly, Cindy Luby, the Company's

President and Chief Operating Officer, has historically been paid an annual cash bonus equal to 3-1/2% of the Company's earnings before interest and taxes for the previous fiscal year. On November 1, 1998, the Company entered into employment agreements with Chester Luby and Cindy Luby which, in each case, contain provisions entitling such individuals to receive annual cash bonus awards consistent with the awards historically paid.

    Such employment agreements also provide that each of Chester Luby and Cindy Luby may, in the sole discretion of the members of the Board, be paid an annual performance bonus. A similar annual performance bonus provision is also contained in the employment agreement, dated as of February 1, 1999, between the Company and Lawrence J. Altman, Senior Vice President, Marketing. The Compensation Committee will, in determining the amount of annual performance bonuses, if any, to be paid to such executive officers, review the performance of the Company and, if appropriate, the Shares during the fiscal year then ended, and non-financial performance measures such as the respective executive's performance, effort and role in promoting the long-term growth of the Company, as well as such other matters as the Compensation Committee may deem appropriate. Financial factors include, among other things, revenue growth of the Company and profitability of the Company and its individual business units. The Compensation Committee will consider the grant of stock options or other forms of equity-based incentives in lieu of or in addition to cash bonuses.

Stock Options. The purpose of long-term awards, currently in the form of stock, is to align the interests of the executive officers with the interests of the stockholders. Additionally, long-term awards offer executive officers an incentive for the achievement of superior performance over time and foster the retention of key management personnel. The Compensation Committee favors the granting of equity-based awards for such reasons and also believes that the granting of stock options better motivates executive officers to exert their best efforts on behalf of the Company and the stockholders. In determining annual stock option grants, the Compensation Committee bases its decision on the individual's performance and potential to improve stockholder value.

Compensation of Chief Executive Officer. With respect to the base salary paid to Chester J. Luby, the Company's Chief Executive Officer, in the fiscal year ended October 31, 1998, the Compensation Committee conducted an informal survey of the base salaries of Chief Executive Officers of several other companies in the region and other companies similar to the Company and the qualifications, experience and responsibilities of such Chief Executive Officers. Mr. Luby's annual base salary for the fiscal year ended October 31, 2000 was $250,000.

Federal Tax Implications for Executive Compensation. It is the responsibility of the Compensation Committee of the Board to address the issues raised by the recent change in Federal tax law which makes certain non-performance-based compensation to executives of public companies, including the Company, in excess of $1,000,000 non-deductible beginning in 1994. In this regard, the Compensation Committee is obligated to determine whether any actions with respect to this new limit need to be taken by the Company. At the present time, it is not anticipated that any executive officer of the Company will receive any compensation in excess of this amount.

The foregoing report has been furnished by the Compensation Committee.

March 1, 2001

AUDIT COMMITTEE REPORT

    The Audit Committee has (i) reviewed and discussed the audited financial statements of the Company for the fiscal year ended October 31, 2000 with management; (ii) discussed with Arthur Andersen LLP, the Company's independent auditors, the matters (such as the quality of the Company's accounting principles and internal controls) required to be discussed by Statement on Auditing Standards No. 61; (iii) received written disclosures and a letter from Arthur Andersen LLP regarding its independence from the Company as required by Independence Standards Board Standard No. 1 and discussed with Arthur Andersen LLP the independence of that firm. Based on the review and discussions referred to in items (i) through (iii) above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report on Form 10-K for the Company's fiscal year ended October 31, 2000.

AUDIT COMMITTEE
Donald Kirsch
William H. Brown
Harvey Granat

PERFORMANCE GRAPH

    The following graph compares the performance of the cumulative total return on the Shares to the Company's stockholders for the period October 31, 1995 through October 31, 2000, with the cumulative total return for the NASDAQ Market Index and the Financial Small Cap Index for the same period. Total return values were calculated based on cumulative total return assuming (i) the investment of $100 in the NASDAQ Market Index, the Financial Small Cap Index and the Shares on October 31, 1995, (ii) full reinvestment of dividends and (iii) no payment of brokerage or other commissions or fees. Past performance is not necessarily indicative of future performance.





                                      TOTAL SHAREHOLDER RETURNS

                              10/95   10/96   10/97   10/98    10/99   10/00


Interstate National
 Dealer Services, Inc.          100  360.03  688.98  493.46   395.59   420.06
NASDAQ Market Index             100  118.04  155.32  173.79   293.82   331.18
Financial Small Cap Index       100  126.40  205.91  217.64   234.71   305.88

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth information regarding the beneficial ownership of Shares, as of March 9, 2001, by each person known by the Company to be the beneficial owner of more than five percent of such Shares, by each director of the Company, by each executive officer of the Company and by all directors and executive officers of the Company as a group. Each person named in the table has sole voting and investment power with respect to all Shares shown as beneficially owned by him or it, except as otherwise set forth in the notes to the table.


                                              Shares        Percent of Shares
Name and Address of                         Beneficially      Beneficially
  Beneficial Owner                             Owned            Owned (1)

Chester J. Luby . .  . . . . . . .          705,800 (2)           16.0%
  333 Earle Ovington Blvd.
  Mitchel Field, New York 11553

Joan S. Luby  . . . . . . . . . . .         492,500 (3)           11.7%
  333 Earle Ovington Blvd.
  Mitchel Field, New York 11553

Cindy H. Luby . . . . . . . . . . .         310,394 (4)            6.9%
  333 Earle Ovington Blvd.
  Mitchel Field, New York 11553

Lawrence J. Altman . . . . . . . . .         62,300 (5)            1.5%
  333 Earle Ovington Blvd.
  Mitchel Field, New York 11553

Zvi D. Sprung. . . . . . . . . . . .         24,400 (6)             *
  333 Earle Ovington Blvd.
  Mitchel Field, New York 11553

William H. Brown . . . . . . . . . .         18,000 (7)             *

Donald Kirsch . . . . . . . . . . . .        15,000 (8)             *

Harvey Granat . . . . . . . . . . . .        15,000 (9)             *

First Wilshire Securities Management,
 Inc. . . . . . . . . . . .                 466,250 (10)          11.2%

S.A.C. Capital Advisors, LLC .........      276,200 (11)           6.6%

Stadium Capital Management, LLC ......      506,600 (12)          12.1%

All directors and executive officers
 as a group (seven persons)  . .          1,150,894               24.0%

-----------------
*less than one percent

(1) Amount and Percent of Shares Beneficially Owned was computed based on 4,175,749 shares of Common Stock outstanding on March 9, 2001 and, in each person's case, the number of shares of Common Stock issuable upon the exercise of options and/or Independent Director Warrants (defined below) held by such person, or in the case of all directors and executive officers as a group, the number of shares of Common Stock issuable upon the exercise of options and/or Independent Director Warrants held by all such members of such group, but does not include the number of shares of Common Stock issuable upon the exercise of any other outstanding options and/or Independent Director Warrants.

2) Includes 225,000 shares issuable upon the exercise of stock options, all of which are currently exercisable.

(3) Includes 15,000 shares issuable upon the exercise of stock options, all of which are currently exercisable.

(4) Includes 295,834 shares issuable upon the exercise of stock options, all of which are currently exercisable. Also includes 960 shares owned by Ms. Luby's husband, as to which Ms. Luby disclaims beneficial ownership.

(5) Includes 40,900 shares issuable upon the exercise of stock options, 32,500 of which are currently exercisable and the balance of which become exercisable at the rate of 6,000 options per year.

(6) All of these shares are issuable upon the exercise of stock options, 14,000 of which are currently exercisable and the balance of which become exercisable at the rate of 5,000 options per year.

(7) Includes (a) 10,000 shares issuable upon the exercise of stock options, all of which are currently exercisable and (b) 1,200 shares issuable upon exercise of warrants to purchase Common Stock (the "Independent Director Warrants"), all of which are currently exercisable.

(8) All of these shares are issuable upon the exercise of stock options, all of which are currently exercisable.

(9) All of these shares are issuable upon the exercise of stock options, 6,000 of which are currently exercisable and the balance of which become exercisable at the rate of 3,000 options per year.

(10) Based on information provided in Schedule 13G supplied to the Company in September 2000. First Wilshire Securities
    Management, Inc., a broker and investment advisor, has sole voting power over 173,700 of the 466,250 shares.

(11) Based on information provided in Schedule 13G supplied to the Company in November 2000. S.A.C. Capital Advisors, LLC does not have voting power over these shares.

(12)Based on information provided in Schedule 13G supplied to the Company in December 2000. Stadium Capital Management, LLC does not have voting power over these shares.

          SECTION 16(a) BENEFICIAL REPORTING COMPLIANCE

    Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by regulation of the Securities and Exchange Commission to furnish the Company with copies of all Section 16(a) forms they file.

    Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the fiscal year ended October 31, 2000, all Section 16 filing requirements were complied with by the Company's officers, directors and greater than 10% stockholders, except that Lawrence Altman did not timely file a Form 4 with respect to a single transaction involving an exercise of stock options, which was reported on a Form 5.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP were the Company's independent public accountants for the fiscal year ended October 31, 2000, and for more than five years prior to fiscal 2000. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and they are expected to be available to respond to appropriate questions.

                              STOCKHOLDER PROPOSALS

    Proposals of stockholders intended to be presented at the 2002 Annual Meeting of Stockholders must be received by the Company at its principal executive offices not later than November 9, 2001 for inclusion in the Company's proxy statement and form of proxy relating to that meeting. Any stockholder who intends to propose any other matter to be acted upon at the 2002 Annual Meeting of Stockholders must inform the Company no later than January 23, 2002. If notice is not provided by that date, the persons named in the Company's proxy for the 2002 Annual Meeting of Stockholders will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2002 Annual Meeting of Stockholders.

    In addition, the Bylaws of the Company provide that in order for a stockholder to nominate a candidate for election as a director at an annual meeting of stockholders or propose business for consideration at such meeting, notice must be given to the secretary of the Company no more than 60 days nor less than 30 days prior to the annual meeting; provided, however, that in the event that less than 40 days' notice or prior public disclosure of the date of the annual meeting is given to stockholders, then a stockholder must give notice to the secretary of the Company no more than 10 days following the day on which notice of the annual meeting was mailed or public disclosure was made to stockholders. The fact that the Company may not insist upon compliance with these requirements should not be construed as a waiver by the Company of its right to do so at any time in the future.

                         FINANCIAL AND OTHER INFORMATION

    The Company's Annual Report for the fiscal year ended October 31, 2000, including financial statements, is being furnished to stockholders concurrently with this Proxy Statement.

                            EXPENSES OF SOLICITATION

      The cost of soliciting proxies will be borne by the Company. Brokers and nominees should forward soliciting materials to the beneficial owners of the Shares held of record by such persons, and the Company will reimburse them for their reasonable forwarding expenses. In addition to the use of the mails, proxies may be solicited by directors, officers and regular employees of the Company, who will not be specially compensated for such services, by means of personal calls upon, or telephonic or telegraphic communications with stockholders or their personal representatives.


                                  OTHER MATTERS


      The Board knows of no matters other than those described in this Proxy Statement which are likely to come before the Annual Meeting. If any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxies in accordance with their best judgment.




March 9, 2001                       By Order of the Board of Directors




                                     Zvi D. Sprung, Secretary